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                                                                     EXHIBIT 5.2

                     (BROWN, DREW & MASSEY, LLP LETTERHEAD)



                                December 6, 2004



Frontier Oil Corporation
10000 Memorial Drive
Suite 600
Houston, Texas 77024

Ladies and Gentlemen:

      We have acted as special Wyoming counsel to Frontier Oil Corporation, a Wyoming corporation (the "Company"), with respect to the issuance of $150,000,000 aggregate principal amount of the Company's 6.625% Senior Notes due October 1, 2011 (the "Exchange Notes").

      The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the Company's issued and outstanding 6.625% Senior Notes due October 1, 2011 (the "Outstanding Notes"). The Outstanding Notes are, and the Exchange Notes will be, governed by the indenture dated as of October 1, 2004 (the "Indenture") among the Company, the guarantors parties thereto and Wells Fargo, N.A., as trustee.

      In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

            (i) the Company's registration statement on Form S-4 (Registration No. 333-120643), filed with the Securities and Exchange Commission on November 19, 2004 (such registration statement, being hereinafter referred to as the "Registration Statement"), relating to the Exchange Offer, and the Prospectus forming a part thereof,

            (ii) the Restated Articles of Incorporation, as amended, of the Company, as presently in effect,

            (iii) the Restated Bylaws of the Company, as presently in effect,

            (iv) specimen copies of the Exchange Notes,

            (v) an executed copy of the Indenture,

            (vi) certain resolutions of the Board of Directors of the Company,

            (vii) certificates of officers of the Company and others, and
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            (viii) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

      In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies.

      Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that;

      1. The Indenture has been duly authorized, executed and delivered by the Company.

      2. The Exchange Notes have been duly authorized by the Company and, when executed and delivered by an officer of the Company in accordance with the terms of the Indenture, will be duly executed and delivered by the Company.

      This opinion is rendered to you solely for your benefit in connection with the filing of the Registration Statement and for the benefit of Andrews Kurth LLP in connection with any opinion to be issued by such firm in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                            Very truly yours,

                                            /s/ BROWN, DREW & MASSEY, LLP

                                            BROWN, DREW & MASSEY, LLP